EXHIBIT 23
                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended March 31, 1994 of Southern California Edison Company in the previously filed Registration Statements which follow:

            Registration Form                 File No.                   Effective Date
            -----------------                 --------                   --------------
                  Form S-3                     33-53288                  November 6, 1992
                  Form S-3                     33-53290                  November 6, 1992
                  Form S-3                     33-50251                  September 21, 1993



                                                         ARTHUR ANDERSEN & CO.
                                                         ARTHUR ANDERSEN & CO.



Los Angeles, California
May 11, 1994